UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders

As previously disclosed by Arbinet Corporation (the “Arbinet”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2010, Arbinet entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 10, 2010, as amended by Amendment No. 1 thereto dated December 14, 2010, with Primus Telecommunications Group, Incorporated (“Primus”) and PTG Investments, Inc., a wholly owned subsidiary of Primus referred to as Merger Sub, which provides for, among other things, the merger of Merger Sub with and into Arbinet with Arbinet surviving the merger as a wholly owned subsidiary of Primus.

Arbinet convened a special meeting of its stockholders at 10:00 a.m., Eastern time, on February 25, 2011 (the “Special Meeting”): (i) to vote upon a proposal to approve and adopt the Merger Agreement (the “Merger Proposal”), and (ii) to vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”). The record date for the Special Meeting was January 12, 2011, on which date 5,529,436 shares of Arbinet common stock were outstanding and entitled to vote at the Special Meeting.

The Merger Proposal, the Merger Agreement and the transactions contemplated thereby and the Adjournment Proposal are described in detail in the definitive joint proxy statement/prospectus filed by Arbinet and Primus with the SEC on January 19, 2011 relating to the Special Meeting, and mailed to Arbinet’s stockholders of record as of January 12, 2011.

At the Special Meeting, the Merger Proposal was approved by Arbinet stockholders, with 4,063,407 shares cast “For,” 720,888 shares cast “Against,” 564 shares “Abstaining” and 0 shares as “Broker Non-Votes.”  As a result, the Merger Proposal received the necessary vote to be adopted by Arbinet stockholders at the Special Meeting. The Adjournment Proposal was also approved by Arbinet stockholders, with 4,060,782 shares cast “For,” 722,909 shares cast “Against,” 1,168 shares “Abstaining” and 0 shares as “Broker Non-Votes.”  However, because the Merger Proposal was adopted by Arbinet stockholders at the Special Meeting, the Adjournment Proposal became moot.

Item 8.01.                      Other Events.

On February 25, 2011, the Company issued a press release announcing that the Company’s stockholders had adopted and approved the Merger Agreement at the Special Meeting.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release, dated February 25, 2011, announcing the results of the Special Stockholder Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel, Secretary and Chief Human Resources Officer

Date:  February 25, 2011